JAN 2020

LETTER TO SHAREHOLDERS

HealthLynked®

GROSS REVENUE

Full Yr. Growth PROJECTED

$4.1 Million **80% YOY**

4th Qtr. Growth PROJECTED

$1.2 Million **140% YOY**

3rd Qtr. Growth

$1.2 Million **117% YOY**

2nd Qtr. Growth

$1.2 Million **113% YOY**



Dear Shareholders,

Thank you for you continued support of our efforts to improve healthcare through an efficient exchange of healthcare information among patients and healthcare providers. As you might expect this is a big task and requires us to take on many of the problems with healthcare delivery.

Our goal is to create a platform that empowers our patient members to optimize their health, protect their family members, innovate new ways to diagnosis and treat disease and create significant value for all we work with.

We made great strides toward these goals in 2019 with the addition of over 7,000 hospitals to our network directory, the development of our Patient Access HUB and Qwik Check application.
We launched our new website this year and developed our "Lynked" patient partners program. We partnered with an online medical supply company to deliver name brand medical supplies direct to our patient members and healthcare providers at significant savings. We expect to continue to expand our partnership program with valuable services focused on improving the health of our members.

> « We achieved our 2019 targets and expect 2020 to be a breakout year for HealthLynked. »

We recognize that care management of our members is going to require that we offer lab testing to our members. We have been working with Quest Labs to provide access to their 400-draw centers throughout the southeast US. Patients can locate the closest center to them and know the hours of operation. We plan to offer a limited menu of direct to consumer lab testing later this year.

In April, we expanded our health service division we with the acquisition of HCFM. This added $3.0 Million of revenue and $500,000 of profit to the company.
We have since added additional health services in physical therapy and are targeting ACO and MSO acquisitions for this year.

Bob Gasparini and Robert Mino joined the HealthLynked board this past year and will serve as independent board members. Dr. Shawn Miller also joined our medical advisory board.

We are anticipating up listing to NASDAQ this year when we feel the timing is right and when it is in the best interest of our shareholders.

I am excited with the progress we have made over the past year and as we continue to innovate and grow. I've never been more optimistic about the opportunity and the ability we have to improve healthcare for millions of people though our connected network.

Michael Dent M.D.

Chairman and Chief Executive Officer

Network

Provider Network

Florida Network Grows

We continue to grow our participating Providers through our online directory, trade shows, word of mouth and online marketing. Providers who claim their profile become in-network and can request a Patient Access HUB that provides a secure Wi-Fi to the waiting room and other key practice analytics so that they might improve their practice performance.



Health Services

We have continued to expand our health services division. We are looking for other opportunities as they might arise in Primary Care practices such as Family Medicine, Internal Medicine, Urology, and Pediatrics. Having access to these primary specialties gives us the ability to test our products and services and develop key insights of how we can improve the care of our patient members.

Acquisition of Naples Center For Functional Medicine

Functional medicine searches to improve the overall health of patients through cutting edge science and genetics. Chelation therapy, hyperbaric oxygen, supplement optimization all are part of optimizing health and slowing the effect of aging. We are expanding these services and look forward to working with the providers on our healthcare recommendations.


FREE SEMINAR
HOW GENETIC TESTING
SUPPORTS YOUR HEALTH
JANUARY 15, 2020, 6 PM
RSVP ONLINE
Improve Your Health Through Individualized,
Integrative Health Care

Care Management

Patient Members

New services offered to Members

Patients can now join our "Lynked "program for $10 per year. Lynked members get upgraded data storage of 1G and have access to discounted services through our partnership program.


Rewards
REPEAT VISITS
WELLNESS
PACKAGES
MARKETING
EARNINGS
REVENUES
SUCCESS
CLUBS
VISITS
MEMBERSHIP

Currently members can purchase discounted medical supplies through MedOfficeDirect, an online retailer of over 15,000 name brand medical supplies. As we expand our partnerships, we will be looking to add products and services that are in line with living a healthy lifestyle.

Patient Access HUB and Qwik Check App.

With the launch on our Patient Access HUB and Qwik Check app this past year, we have improved patient check-in and increased patient engagement in the HealthLynked Network.


FREE WI-FI
POWERED BY THE
HealthLynked
NETWORK

With over 500,000 patient members and growing, we are exploring ways to improve the care of our patient members. We are looking to provide direct to consumer lab testing this year allowing our patient members to have testing sent directly to their homes and results provided back to them via their HealthLynked account.

2019 Results – Three Consecutive Quarters of Record Quarterly Revenue Growth: 2nd Qtr. 113%, 3rd Qtr. 117%, 4th Qtr. 140%, and full Year record revenue growth 80% to $4.1M (projected)

Revenue Growth

+80%

In 2019, HLYK projects a record full year revenue growth of 80% from $2.3M in 2018 to approximately $4.1M in 2019.

Up by 140% as compared to last year's 4th Qtr.

FOR THE 4TH QUARTER, HEALTHLYNKED PRELIMINARY REVENUE NUMBERS REFLECT THE THIRD CONSECTUTIVE RECORD REVENUE GROWTH OF 140% TO APPROXIMATELY $1.2M.

New Business reported for 2020

BRIDGING THE GAP PHYSICAL THERAPY OPENS IN LEE COUNTY $375k IN QUARTERLY REVENUE PROJECTED

ON JANUARY 6, 2020 HEALTHLYNKED CORPORATION OPENED A PHYSICAL THERAPY PRACTICE IN LEE COUNTY. BRIDGING THE GAP PHYSICAL THERAPY WITH TWO PHYSICAL THERAPISTS HEADED UP BY DAVID LEE.

THE NEW PRACTICE IS PROJECTED TO GENERATE $375K PER QUARTER BY Q2 2020 WITH AN APPROXIMATE 50% OPERATING MARGIN. WE EXPECT THIS WILL RESULT IN AN ADDITIONAL $187.5K IN QUARTELRY PROFITS.

NCFM Announces New Hire

+150K Revenue

Projected $150k in revenue per Qtr. by Q2 2020 with an approximate 50% operating margin. We expect this will result in an additional $75k in quarterly profits.

IN FEBRUARY 2020, NAPLES CENTER FOR FUNCTIONAL MEDICINE IS ADDING TO THEIR PRACTICE DR. LINDSEY BERKSON, A NATIONALLY RECOGNIZED FUNCTIONAL NUTRITION AND HORMONE SPECIALIST, SPEAKER AND AUTHOR, WHO IS GOING TO HELP INITIATE FOUR NEW LINES OF BUSINESS WORKING ONE WEEK PER MONTH FOR THE PRACTICE.

Letters of Intent Signed

TWO LETTERS OF INTENT IN THE MSO/ACO SPACE HAVE BEEN EXECUTED. DETAILS WILL BE PROVIDED WHEN DEFINITIVE AGREEMENTS ARE FINALIZED EXPECTED WITHIN THE NEXT SEVERAL WEEKS.

SHAREHOLDERS INFORMATION


HealthLynked
HEALTHCARE
IN YOUR HANDS
Find specialists
Update personal health records
Co-manage family accounts
Online scheduling
Connect with a doctor online

Interested in Learning more?
Contact Investor Relations

Healthlynked is the fastest growing PI Network (patient Information network) in the US. With +500,000 patient members, connecting patients, doctors and data to improve the quality of healthcare for everyone, everywhere.

If you are interested, please register for our investor update call at 12:00pm ET today: **Register here**
Visit our website at HealthLynked.com to learn more about HealthLynked and how the company is improving healthcare for millions of patient members!

SHAREHOLDER MEETING 2020

We will be holding an online shareholders update on January 9th, 2020:

Register in advance for the meeting by clicking the link below. The meeting is scheduled to start at 12:00pm ET and will last approximately one hour.

https://zoom.us/webinar/register/WN_dxGoBVUuTSyG6fd3EaNJ4A

Use this link: http://bit.ly/2Quax8g

George O'Leary
Chief Financial Officer
goleary@healthlynked.com
+1(800) 928-7144, ext. 99

Investor Relations Contacts:

Stephanie Prince
PCG Advisory Group
sprince@pcgadvisory.com
+1-646-762-4518

Jim Hock
Hanover International Inc.
jh@hanoverintlinc.com
+1-760-564-7400

If you wish to receive our press releases or the letters to shareholders by email, you can register on our mailing list *via* the Website:

www.HealthLynked.com



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